UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Cargill, Incorporated and its affiliates other than The Mosaic Company (“Mosaic”) and its subsidiaries (collectively “Cargill”) own approximately 65.3% of the outstanding Common Stock, par value $.01 per share, of Mosaic.

In connection with the business combination (the “Combination”) of IMC Global Inc. (“IMC”) and the fertilizer businesses of Cargill on October 22, 2004, in which Mosaic was formed, Mosaic entered into an Investor Rights Agreement with Cargill dated as of January 26, 2004 and amended on October 22, 2004 (the “Investor Rights Agreement”). The Investor Rights Agreement, among other things, contractually establishes certain parameters for the Board of Directors (the “Board”) and Board committee structure of Mosaic, as well as restricting Cargill from taking certain unilateral actions as controlling stockholder, during a four year standstill period that will expire on October 22, 2008.

On August 17, 2006, Mosaic and Cargill further amended the Investor Rights Agreement, and Mosaic amended its Bylaws to the extent necessary to reflect the amendments to the Investor Rights Agreement. Following is a summary of the principal amendments to the Investor Rights Agreement and, to the extent applicable, Mosaic’s Bylaws. The summary is qualified in its entirety by the text of the Investor Rights Agreement and Mosaic’s Bylaws, each as so amended and restated, which are filed as Exhibits 10.ii. and 3.ii., respectively, to this report and incorporated herein by reference.

•	The definition of “Non-Associated Director” was updated to conform to the current standards of The New York Stock Exchange and the Securities and Exchange Commission for determining the independence of directors.

•	Effective with the election of directors at Mosaic’s 2006 Annual Meeting of Stockholders, the size of the Board will be expanded from eleven to twelve directors. The twelfth director will be required to be approved by Mosaic’s Corporate Governance and Nominating Committee and a majority of the IMC Directors (defined as the Mosaic director nominees designated by IMC or any replacement director nominees designated by such IMC director nominees or their duly elected replacements).

•	The size of the Board may be further expanded by the Board, subject to the consent of a majority of the IMC Directors and, for any expansion of the Board of Directors beyond 13 members, the consent of Cargill. Any such additional director must be a Non-Associated Director appointed or nominated by the Board.

•	Mosaic’s obligation to take commercially reasonable actions to assure that a portion of the seven directors nominated by Cargill are Non-Associated Directors is reduced from four directors to three directors.

•	A requirement that each Committee of the Board be composed of at least five directors was eliminated.

•	The provisions relating to allocation of the directors among the three classes of directors was amended to provide that additional directors, if any, shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible.

•	The requirement as to the number of Cargill Directors on the Corporate Governance and Nominating Committee was reduced so that three are required only if practicable; otherwise, only two are required. The Corporate Governance and Nominating Committee will continue to include two IMC Directors. Other committees of the Board (other than the Special Transactions Committee as described below) will generally continue to include at least two IMC Directors; however, a majority of the IMC Directors may approve a lower number of IMC Directors on a committee.

•	The provisions relating to approval of transactions with Cargill by a Special Transactions Committee comprised of IMC Directors who are Non-Associated Directors were amended to clarify that the Special Transactions Committee may (i) delegate its authority to a committee of senior management of Mosaic and (ii) adopt policies, guidelines or procedures with respect to approval of transactions with Cargill.

Item 3.03. Material Modification to Rights of Security Holders.

Information regarding amendments to the Investor Rights Agreement and Mosaic’s Bylaws is incorporated herein by reference to Item 1.01 of this report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information regarding amendments to Mosaic’s Bylaws is incorporated herein by reference to Item 1.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: August 22, 2006	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.ii.	Bylaws of The Mosaic Company, as amended and restated effective August 17, 2006 (incorporated by reference to Exhibit B to Exhibit 10.ii. to this report)

10.ii.	Investor Rights Agreement between Cargill, Incorporated, Cargill Fertilizer, Inc. and GNS I (U.S.) Corp. (“Cargill”) and The Mosaic Company, as amended and restated as of August 17, 2006